EXHIBIT 99.B6(ii)



               BYLAWS OF LONDON PACIFIC LIFE & ANNUITY COMPANY

                           ARTICLE I - STOCKHOLDERS

     Section 1. Annual Meetings. The annual meetings of the stockholders of the Company shall be held on such day during the first one hundred and fifty days of the calendar year as the Board of Directors may determine.

     Section 2. Special Meetings. Special meetings of the stockholders may be called at any time by the Board of Directors, the Chairman of the Board, the President, or upon request of stockholders holding at least one-tenth of the outstanding stock.

     Section 3. Place of Meetings. Each annual and special meeting of the stockholders shall be held at the principal office of the Company, or at such other place as shall be designated by the Board of Directors or the officer calling such meeting.

     Section 4. Notice of Meetings. Written or printed notice stating the place, day and hour of meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be mailed by the Secretary or an Assistant Secretary not less than ten days before the date of the meeting, to each stockholder of record, addressed to him at his address as it appears on the stock books of the Company.

     Section 5. Proxies. At a meeting of stockholders, a stockholder may vote by proxy executed in writing by the stockholder and filed with the Secretary of the Company, bearing date within eleven months prior to the meeting unless a longer period is provided therein and is permitted by law.

     Section 6. Quorum. A majority of the outstanding shares of the Company, reported in person or by proxy, shall constitute a quorum at a meeting of stockholders.

     Section 7. Voting. Subject to the provisions of Section 3 of Article VI hereof, each stockholder shall be entitled to one vote for each share of stock standing in his name on the books of the Company. Only those whose names appear as stockholders on the books of the Company, or their proxies or legal representatives, shall be entitled to vote or to participate in any meeting of stockholders. A majority of the votes cast shall decide any question that may come before the meeting, except as otherwise provided by law or by these Bylaws.

                            ARTICLE II - DIRECTORS

     Section 1. General Powers. The business and property of the Company shall be managed by the Board of Directors and they shall and may exercise all powers of the Company except as limited by law and elsewhere by these Bylaws. They shall have power to make all necessary rules and regulations for their government and for the regulation of the business of the Company which are not inconsistent with the charter and these Bylaws, and shall have general management and control of the Company. The Board of Directors may delegate from time to time to any committee, officer or agent such power and authority as permitted by law.

     Section 2. Number Tenure and Qualifications. Members of the Board of Directors shall be elected annually by the vote of the stockholders at the annual meeting or at a special meeting called for this purpose if for any reason directors should not be elected at the annual meeting, and shall hold office until the next annual meeting and until their successors are elected and qualified. Any vacancy in the Board of Directors caused by death or resignation may, but need not, be filled by the Directors for the unexpired term. The number of Directors shall be fixed from time to time by the stockholders at the annual meeting or at any special meeting called for that purpose. At any such meeting the stockholders may increase the number of directors, not to exceed seven and may at the same meeting elect directors to fill the vacancies resulting therefrom.

     Section 3. Regular Meetings. A regular meeting of the Board of Directors shall be held without other notice than this By-Law immediately after, and at the same place as, the annual meeting of stockholders. The Board of Directors may provide, by resolution, the date and place, either within or without the State of North Carolina, for the holding of additional regular meetings without other notice than such resolution.

     Section 4. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board, the President, or upon the request of a majority of the Board, and may be held at such time and place, either within or without the State of North Carolina, as may be specified in the notice thereof.

     Section 5. Notice of Meetings. Notice of each special meeting of the Board of Directors, stating the time and the place where the meeting is to be held, shall be given by the Secretary or an Assistant Secretary by mailing the same to each director at his residence or business address not less than three days before such meeting, or by giving the same to him personally or telegraphing or telephoning the same to him at his residence or business address not later than the day before the day on which the meeting is to be held. Any and all requirements for call and notice of meetings may be dispensed with if all directors are present at the meeting or if those not present at the meeting shall at any time waive or have waived notice thereof.

     Section 6. Quorum and Manner of Acting. A majority of the number of directors in office shall constitute a quorum for the transaction of business at any meeting of the Board of Directors. The act of majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

     Section 7. Compensation. The directors shall receive such fees and expenses for attendance at meetings of the Board, as may be determined by the Board of Directors; provided, however, that no salaried officer shall receive a fee for attendance at such meetings.

                           ARTICLE III - COMMITTEES

     Section 1. Committees of the Board. The Board of Directors, by resolution adopted by a majority of the directors fixed by these bylaws, may designate two (2) or more directors to constitute an Executive Committee and such other committees, each of which, to the extent authorized by law and provided in such resolution, shall have and may exercise all of the authority of the Board of Directors in the management of the Company. The designation of any committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility or liability imposed upon it or him by law.

     Section 2. General Provisions. The members of any Committee of the
Board shall be elected by the Board of Directors and shall serve at the pleasure of the Board of Directors. The Board of Directors shall designate the chairman of each of such committees, or if for any reason the Board shall fail to designate the chairman, then each committee shall elect its own chairman. Meetings of each such committee shall be held at such times and places as may be determined by its chairman or as may be agreed upon by members of the committee. A quorum at any meeting of either committee shall consist of a majority of the committee, and any action taken by such committee shall require the assent of at least a majority of the members who are present. Notice of meetings shall be given in the same manner as for special meetings of the Board of Directors. Any action taken by such committees shall be deemed to be action taken by the Board of Directors and shall be binding on the Company, but the Board of Directors shall at all times have the power to reverse and overrule any action taken by such committees, provided that the exercise of such power by the Board of Directors shall not in any way abrogate the obligations or duties owing by the Company to third parties who have acted in reliance on the action taken by such committees. All proceedings by each such committee and all action taken by each such committee shall be reported to the Board of Directors at the meeting of the Board of Directors next following such proceedings or action.

     Section 3. Other Committees. There shall be such other committees consisting of directors, officers and employees of the Company as the President of the Company may appoint from time to time.

     Section 4. Compensation. Members of committees shall receive such fees and expenses for attendance at committee meetings as may be determined by the Board of Directors; provided, however, that no salaried officer shall receive a fee for attendance at such meetings.

                            ARTICLE IV - OFFICERS

     Section 1. Number. The officers of the Company shall be a President, one or more Vice-Presidents, with such designation of rank or duties as the Board of Directors may from time to time designate and determine, a Secretary, a Treasurer, an Actuary, a Controller, and a Medical Director. Such other officers or assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors. Any two or more of said offices may be held by one person at the same time, except that the President may not also be the Secretary.

     Section 2. Election and Tenure. The officers of the Company shall be elected annually at the first regular meeting of the Board of Directors held after each annual meeting of stockholders, or at a special meeting called for that purpose if for any reason officers should not be elected at such first meeting, and shall hold office until the first regular meeting of the Board of Directors held after the next annual meeting of stockholders; provided, however, that any officer may be removed from office by the Board of Directors at any lawful meeting, and any vacancy in any office, however caused, may be filled by the Board of Directors at any lawful meeting.

     Section 3. Duties of Officers. The Board of Directors shall, from time to time, in its discretion, designate and prescribe the duties incident to each office, and it may, at any time, expressly authorize any officer to perform any duty or function which is usually performed by any other officer.

     Section 4. Salaries. The salaries of the officers shall be fixed from time to time by the Board of Directors. No officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the Company.

            ARTICLE V - INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Subject to the laws of the State of North Carolina, any present or former director, officer or employee of the Company, or any person who, at the request of the Company, express or implied, may have served as a director or officer of another Company in which this Company owns shares or of which this Company is a creditor, shall be entitled to reimbursement of expenses and other liabilities, including attorney's fees actually and reasonably incurred by him and any amount paid by him in discharge of a judgment, fine, penalty of costs against him or paid by him in a settlement approved by a court of competent jurisdiction, in any action or proceeding, including any civil, criminal or administrative action, suit, hearing or proceeding, to which he is a party by reason of being or having been a director, officer or employee of this or such other Company. This section is not intended to extend or to limit in any way the rights and remedies provided with respect to indemnification of directors, officers, employees and other persons provided by the laws of the State of North Carolina but is intended to express the desire of the stockholders of this Company that indemnification be granted to such directors, officers, employees and other persons to the fullest extent allowable by such laws.

                           ARTICLE VI - CAPITAL STOCK

     Section 1. Form of Certificates. All certificates of stock, which shall be in such form as may be prescribed by the Board of Directors, shall be signed by the President or a Vice President and by the Treasurer or the Secretary or an Assistant Secretary, and shall be sealed with the Company's seal; provided, however, that if the certificate is countersigned by a transfer agent or any assistant transfer agent, or is registered by a registrar, other than the corporation itself or an employee of the corporation, such certificates may be signed with the facsimile signatures of the officers authorized to execute such certificates and may be sealed with a facsimile of the seal of the Company. All certificates shall be consecutively numbered or otherwise identified.

     Section 2. Stock Record. The name and address of the person to whom certificates representing shares of the capital stock are issued, with the certificate number, number of shares and date of issue, shall be entered on the stock transfer books of the Company. All certificates surrendered to the Company for transfer shall be canceled, and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed or mutilated certificate, a new one may be issued therefor upon such terms and indemnity to the Company as the Board of Directors may prescribe.

     Section 3. Transfer of Stock. Transfer of shares of the Company shall be made only on the stock transfer books of the Company by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Company, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the Company shall be deemed by the Company to be the owner thereof for all purposes. The Board of Directors shall have power to close the stock transfer books of the Company for a period not in excess of thirty days immediately preceding the date of the meeting of stockholders or the date for the payment of any dividend or the date for the allotment of rights or the date when any change or conversion or exchange of capital stock shall go into effect or for a period not in excess of thirty days in connection with obtaining the consent of stockholders for any purpose; provided, however, that in lieu of closing the stock transfer books as aforesaid the Board of Directors may fix in advance a date not exceeding thirty days preceding the date of the meeting of stockholders or the date for the payment of any dividend or the date for the allotment of rights or to exercise the rights or the date when any such change, conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining such consent, as a record date, and in such case only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of and to vote at such meeting, or to receive payment of such dividend or to receive such allotment of rights or to exercise such rights or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the corporation after any such record date is fixed as aforesaid.

                           ARTICLE VII - AMENDMENTS

         Section 1. Amendment by Stockholders. These Bylaws may be added to, amended or repealed, by the majority vote of the entire outstanding stock of the Company at any regular meeting of the stockholders, or at any special meeting, where such proposed action has been announced in the call and notice of such meeting.

     Section 2. Amendment by Board of Directors. Subject to the right of the stockholders to adopt, amend or repeal bylaws, the Board of Directors shall have the power to adopt, amend or repeal bylaws, by an affirmative vote of a majority of all directors then holding office, provided that notice of the proposal to adopt, amend or repeal the bylaws was included in the notice of the directors meeting at which such action takes place.